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                                                                       EXHIBIT D

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that the Statement on Schedule 13D, dated October 23, 2000 ("Schedule 13D"), with respect to the shares of common stock, par value $0.01 per share of Microwave Power Devices, Inc. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the
Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement dated October 23, 2000.

                          TELEFONAKTIEBOLAGET LM ERICSSON (PUBL)


                             /s/ Rolf Eriksson
                          --------------------------------------------
                          Name:  Rolf Eriksson
                          Title: Vice President


                          ERICSSON INC.


                                   /s/ Lawrence F. Lyles
                          --------------------------------------------
                          Name:        Lawrence F. Lyles
                          Title:       Vice President and General Counsel


                          ERICSSON MPD ACQUISITION CORP.


                                   /s/ Lawrence F. Lyles
                          --------------------------------------------
                          Name:        Lawrence F. Lyles
                          Title:       President and Chairman